         BIOGEN, INC.

         BIOGEN SAVINGS PLAN
         FINANCIAL STATEMENTS AND
         SUPPLEMENTAL SCHEDULES
         DECEMBER 31, 1997 AND 1996

BIOGEN, INC.
BIOGEN SAVINGS PLAN
INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
--------------------------------------------------------------------------------

                                                                         PAGE

Report of Independent Accountants                                         1-2

Statement of Assets Available for Plan Benefits as                         3
  of December 31, 1997 and 1996

Statements of Changes in Assets Available for Plan                        4-5
  Benefits (with Fund Information) for the Year Ended
  December 31, 1997

Notes to Financial Statements                                             6-9

Supplemental Schedules*:

   Supplemental Schedule I

      Assets Held for Investment as of December 31, 1997                  10

   Supplemental Schedule II

      Transactions Involving Amounts in Excess of 5%                      11
      of the Current Value of Plan Assets for the Year
      Ended December 31, 1997



* Other schedules have been omitted because such schedules are not applicable.

                        REPORT OF INDEPENDENT ACCOUNTANTS


May 28, 1998

To the Participants and Administrator
of the Biogen Savings Plan

We have audited the accompanying statement of assets available for benefits of the Biogen Savings Plan (the "Plan") as of December 31, 1997 and 1996 and the related statement of changes in assets available for benefits for the year ended December 31, 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our report dated July 30, 1997, we were unable to, and did not, express an opinion on the 1996 financial statements because, at the instruction of the plan administrator, we did not perform any auditing procedures with respect to the information summarized in Note 4 in those financial statements. In conjunction with our audit of the 1997 financial statements, the plan administrator instructed us to perform, and we did perform, an audit of the 1996 financial statements in accordance with generally accepted auditing standards. Accordingly, we are now able to express an opinion on the 1996 financial statements.

In our opinion, the financial statements referred to in the first paragraph of this report present fairly, in all material respects, the assets available for benefits of the Plan as of December 31, 1997 and 1996, and the changes in assets available for benefits for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

To the Participants and Administrator
of the Biogen Savings Plan
Page 2
May 28, 1998


Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I and II is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. The Fund Information in the statement of changes in assets available for benefits is presented for purposes of additional analysis rather than to present the changes in assets available for benefits of each fund. Schedules I and II and the Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




                                        Price Waterhouse LLP

BIOGEN, INC.
BIOGEN SAVINGS PLAN
STATEMENT OF ASSETS AVAILABLE FOR PLAN BENEFITS
--------------------------------------------------------------------------------

                                                              DECEMBER 31,
                                                           1997           1996
ASSETS

Investments at fair value:
  Mutual funds:
    Fidelity Intermediate Bond Fund                    $ 1,184,786   $ 1,105,700
    Fidelity Puritan Fund                                4,591,063     3,309,133
    Fidelity Value Fund                                    774,097        83,349
    Fidelity Magellan Fund                               6,867,334     5,329,214
    Fidelity Retirement Government Money Market Fund     1,525,381     1,244,690
    Fidelity Growth Company Fund                         5,751,258     4,642,871
    Fidelity International Growth Income Fund              455,993       432,688
    Fidelity Asset Manager Fund                            663,018       356,645
    Fidelity US Equity Index Fund                        1,679,043       729,995
    Fidelity US Bond Index Fund                            197,146        39,852
    Fidelity Low Priced Stock Fund                         111,518             -
    USAA International Fund                                 20,983             -
    Janus Worldwide Fund                                   170,532             -
                                                       -----------   -----------

      Total mutual funds                                23,992,152    17,274,137
                                                       -----------   -----------

  Biogen, Inc. common stock                              3,486,508     3,528,552
  Interest bearing cash                                     77,153             -
                                                       -----------   -----------

      Total Biogen, Inc. stock fund                      3,563,661     3,528,552

  Loans to participants                                    707,329       474,929
                                                       -----------   -----------

      Total investments                                 28,263,142    21,277,618
                                                       -----------   -----------

Assets available for plan benefits                     $28,263,142   $21,277,618
                                                       ===========   ===========


    The accompanying notes are an integral part of the financial statements.

BIOGEN, INC.
BIOGEN SAVINGS PLAN
STATEMENT OF CHANGES IN ASSETS AVAILABLE FOR PLAN BENEFITS (WITH FUND
INFORMATION)
--------------------------------------------------------------------------------

                                                                              YEAR ENDED
                                                                          DECEMBER 31, 1997
                                                                        PARTICIPANT DIRECTED
                                   --------------------------------------------------------------------------------------
                                                                                                FIDELITY
                                                                                               RETIREMENT     FIDELITY
                                     FIDELITY       FIDELITY      FIDELITY      FIDELITY       GOVERNMENT      GROWTH
                                   INTERMEDIATE      PURITAN       VALUE        MAGELLAN      MONEY MARKET     COMPANY
                                     BOND FUND        FUND          FUND          FUND            FUND          FUND

ADDITIONS
Contributions:
  Employee                          $  136,470     $  636,147     $108,506     $  854,609     $  116,702     $  956,584
  Rollover                              89,268        134,265       94,989        179,750        150,629        142,438
  Employer                                   -              -            -              -              -              -
                                    ----------     ----------     --------     ----------     ----------     ----------

      Total contributions              225,738        770,412      203,495      1,034,359        267,331      1,099,022

Net appreciation (depreciation)
 of investments:
  Mutual funds                           9,109        428,934      (16,488)       995,802              -        338,019
  Biogen, Inc. common stock                  -              -            -              -              -              -
Interest and dividend income            67,233        357,612      101,824        441,449         75,119        544,275
Other loan repayment                    10,654         79,695          332        114,767          8,271         77,331
                                    ----------     ----------     --------     ----------     ----------     ----------

      Total additions                  312,734      1,636,653      289,163      2,586,377        350,721      2,058,647

DEDUCTIONS
Distributions to participants         (111,084)      (258,837)     (13,422)      (512,085)       (74,065)      (339,838)
                                    ----------     ----------     --------     ----------     ----------     ----------

Net increase (decrease) prior to
 interfund transfers and loans         201,650      1,377,816      275,741      2,074,292        276,656      1,718,809
Interfund transfers and loans         (122,564)       (95,886)     415,007       (536,172)         4,035       (610,422)
                                    ----------     ----------     --------     ----------     ----------     ----------

Net increase (decrease)                 79,086      1,281,930      690,748      1,538,120        280,691      1,108,387

Assets available for plan
 benefits, beginning of year         1,105,700      3,309,133       83,349      5,329,214      1,244,690      4,642,871
                                    ----------     ----------     --------     ----------     ----------     ----------

Assets available for plan
 benefits, end of year              $1,184,786     $4,591,063     $774,097     $6,867,334     $1,525,381     $5,751,258
                                    ==========     ==========     ========     ==========     ==========     ==========


                                                     YEAR ENDED
                                                  DECEMBER 31, 1997
                                                 PARTICIPANT DIRECTED
                                   ---------------------------------------------

                                      FIDELITY      FIDELITY      FIDELITY
                                    INTERNATIONAL    ASSET       U.S. EQUITY
                                       GROWTH        MANAGER        INDEX
                                     INCOME FUND      FUND          FUND

ADDITIONS
Contributions:
  Employee                             $176,161     $130,312     $  276,459
  Rollover                               71,025       57,876         86,356
  Employer                                    -            -              -
                                       --------     --------     ----------

      Total contributions               247,186      188,188        362,815

Net appreciation (depreciation)
 of investments:
  Mutual funds                            2,593       51,161        317,955
  Biogen, Inc. common stock                   -            -              -
Interest and dividend income             28,757       67,843         33,173
Other loan repayment                      4,852        6,162          3,228
                                       --------     --------     ----------

      Total additions                   283,388      313,354        717,171

DEDUCTIONS
Distributions to participants           (40,615)     (30,546)       (42,721)
                                       --------     --------     ----------

Net increase (decrease) prior to
 interfund transfers and loans          242,773      282,808        674,450
Interfund transfers and loans          (219,468)      23,565        274,598
                                       --------     --------     ----------

Net increase (decrease)                  23,305      306,373        949,048

Assets available for plan
 benefits, beginning of year            432,688      356,645        729,995
                                       --------     --------     ----------

Assets available for plan
 benefits, end of year                 $455,993     $663,018     $1,679,043
                                       ========     ========     ==========

The accompanying notes are an integral part of these financial statements.

BIOGEN, INC.
BIOGEN SAVINGS PLAN
STATEMENT OF CHANGES IN ASSETS AVAILABLE FOR PLAN BENEFITS (WITH FUND INFORMATION) (CONTINUED)
--------------------------------------------------------------------------------

                                                                       YEAR ENDED
                                                                    DECEMBER 31, 1997

                                                                  PARTICIPANT DIRECTED
                                           ------------------------------------------------------------------
                                                            FIDELITY
                                           FIDELITY U.S.   LOW-PRICED     USAA         JANUS
                                            BOND INDEX       STOCK    INTERNATIONAL  WORLDWIDE        LOAN
                                                FUND         FUND         FUND         FUND           FUND

ADDITIONS
Contributions:
  Employee                                    $ 32,752      $  2,274    $    258      $  4,278      $      -
  Rollover                                      43,062         6,009           -         6,509             -
  Employer                                           -             -           -             -             -
                                              --------      --------    --------      --------      --------

      Total contributions                       75,814         8,283         258        10,787             -

Net appreciation (depreciation)
 of investments:
  Mutual funds                                   3,680           451        (880)       (9,828)            -
  Biogen, Inc. common stock                          -             -           -             -             -
Interest and dividend income                     7,855           913       1,081        11,616             -
Other loan repayment                               551             -           -             -      (257,280)
                                              --------      --------    --------      --------      --------

      Total additions                           87,900         9,647         459        12,575      (257,280)

DEDUCTIONS
Distributions to participants                  (13,167)            -           -             -       (14,714)
                                              --------      --------    --------      --------      --------

Net increase (decrease) prior to interfund
 transfers and loans                            74,733         9,647         459        12,575      (271,994)
Interfund transfers and loans                   82,561       101,871      20,524       157,957       504,394
                                              --------      --------    --------      --------      --------

Net increase (decrease)                        157,294       111,518      20,983       170,532       232,400

Assets available for plan
 benefits, beginning of year                    39,852             -           -             -       474,929
                                              --------      --------    --------      --------      --------

Assets available for plan benefits,
 end of year                                  $197,146      $111,518    $ 20,983      $170,532      $707,329
                                              ========      ========    ========      ========      ========

                                                                  YEAR ENDED
                                                              DECEMBER 31, 1997

                                                    NON-PARTICIPANT
                                                        DIRECTED
                                              ----------------------------

                                              BIOGEN, INC.    BIOGEN, INC.
                                               STOCK FUND        STOCK            TOTAL

ADDITIONS
Contributions:
  Employee                                     $        -      $         -     $ 3,431,512
  Rollover                                              -                -       1,062,176
  Employer                                          8,075          474,305         482,380
                                               ----------      -----------     -----------

      Total contributions                           8,075          474,305       4,976,068

Net appreciation (depreciation)
 of investments:
  Mutual funds                                          -                -       2,120,508
  Biogen, Inc. common stock                        85,697         (315,390)       (229,693)
Interest and dividend income                            -              700       1,739,450
Other loan repayment                                    -                -          48,563
                                               ----------      -----------     -----------

      Total additions                              93,772          159,615       8,654,896

DEDUCTIONS
Distributions to participants                           -         (218,278)     (1,669,372)
                                               ----------      -----------     -----------

Net increase (decrease) prior to interfund
 transfers and loans                               93,772          (58,663)      6,985,524
Interfund transfers and loans                   3,469,889       (3,469,889)              -
                                               ----------      -----------     -----------

Net increase (decrease)                         3,563,661       (3,528,552)      6,985,524

Assets available for plan
 benefits, beginning of year                            -        3,528,552      21,277,618
                                               ----------      -----------     -----------

Assets available for plan benefits,
 end of year                                   $3,563,661      $         -     $28,263,142
                                               ==========      ===========     ===========

   The accompanying notes are an integral part of these financial statements.

BIOGEN, INC.
BIOGEN SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   DESCRIPTION OF THE PLAN

     The following brief description of the Biogen Savings Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Plan agreement for more complete information.

     GENERAL INFORMATION
     Biogen, Inc. (the "Company") established the Plan as a deferred profit-sharing plan under Section 401(a) of the Internal Revenue Code of 1986, effective January 1, 1987. The Plan is designed to allow eligible employees to accumulate savings for retirement in the Plan without paying income taxes until the savings are actually received.

     ADMINISTRATION OF THE PLAN
     The Plan is administered by the Savings Plan Committee (the "Plan Committee"), whose members are appointed by the Company. Fidelity Management Trust Company is the Plan trustee (the "Trustee"). Administrative costs of the Plan have been assumed by the Company.

     PARTICIPATION
     Participation in the Plan is voluntary. Each employee of the Company is eligible to participate in the Plan upon the attainment of age 21 unless he/she is (a) a student employed on a temporary basis, (b) an employee of a non-U.S. subsidiary or division of the Company, or (c) a member of a collective bargaining unit.

     CONTRIBUTIONS
     Eligible employees may make savings deposits to the Plan in whole percentages of their gross salary ranging from a minimum of 2% to a maximum of 18%, subject to certain limitations. For each pay period, the Company will make a matching contribution of units of the Biogen Inc., stock fund equal in value to 25% of each employee's savings deposit up to a maximum of 6% of the employee's gross salary, subject to certain limitations.

     INVESTMENT OF CONTRIBUTIONS
     Company matching contributions are invested in the Biogen, Inc. stock fund. Prior to December 5, 1997, the matching contribution was invested directly in Biogen, Inc. stock. On December 5, 1997 the amounts in the stock account were converted into units of the Biogen, Inc. stock fund which includes Biogen, Inc. stock and cash or short term investments. Employee contributions are invested at the direction of the employee in increments of 10% in any combination of the following investment options:

     o An intermediate bond fund designed to earn a high level of current return. It is invested in Fidelity's Intermediate Bond Fund.

     o A balanced fund designed to preserve principal balance by investing in a diversified portfolio of high yielding stocks and bonds. It is invested in Fidelity's Puritan Fund.

     o An aggressive growth fund invested which seeks to achieve capital appreciation. It is invested in Fidelity's Magellan Fund.

     o A US government money market fund seeks high current earnings while preserving capital and liquidity. It is invested in Fidelity's Retirement Government Money Market Fund.

BIOGEN, INC.
BIOGEN SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     o A growth company fund which seeks to provide capital appreciation from investments primarily in common stock of companies with above-average growth characteristics. It is invested in Fidelity's Growth Company Fund.

     o An international equity fund which seeks capital growth, current income and growth of income. It is invested in the Fidelity International Growth & Income Fund.

     o An asset allocation fund that seeks total return with reduced risk over the long term. It is invested in the Fidelity Asset Manager Fund.

     o A long term growth fund which seeks to provide investment results that correspond to the total return performance of common stock of companies publicly traded in the US. It is invested in the Fidelity US Equity Index Fund.

     o A corporate bond fund that seeks to replicate the price and interest performance of the debt securities in the Lehman Brothers Aggregate Bond Index. It is invested in the Fidelity US Bond Index Fund.

     o A fund which seeks to provide capital appreciation from investments in companies which are undervalued or which possess valuable fixed assets. It is invested in the Fidelity Value Fund.

     The Plan added the following investment options effective October 1, 1997:

     o A fund which seeks to provide capital appreciation from investments in companies which are undervalued or which are out of favor with other investors and that could offer the possibility for significant growth. It is invested in the Fidelity Low-Priced Stock Fund.

     o A fund that seeks capital growth over the long term from investments in common stocks of foreign and domestic companies. It is invested in the Janus Worldwide Fund.

     o A fund that seeks long term capital growth and current income from investments in stocks of companies organized and operating principally outside the United States. It is invested in the USAA International Fund.

     The Plan added the following investment option effective January 1, 1998.

     o A fund that pools money to buy shares of Biogen, Inc. stock and cash or short-term investments. It is invested in the Biogen, Inc. stock fund. Note: Prior to January 1, 1998 only the employer match was invested in Biogen, Inc. stock.

     Dividends, interest, and other distributions received in any fund are reinvested in the same fund.

     VESTING
     Participants are fully vested in their savings deposit accounts and rollover accounts at all times. Participants will vest in the employer's matching contribution at a rate of 25% for each year of Plan service and will be fully vested after four years of Plan service. Participants become 100% vested in employer's matching contributions upon retirement or termination of employment due to disability.

BIOGEN, INC.
BIOGEN SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     WITHDRAWALS AND DISTRIBUTIONS
     Distributions are generally payable at termination of employment due to retirement, disability, death or any other reason. Distribution payments are made in cash in a lump sum for employees' contributions and in whole shares of stock for Company matching contributions. Forfeitures of nonvested amounts are used to reduce the amount of future Company matching contributions.

     LOANS
     Participants may borrow against their savings deposits. Loans will bear a reasonable interest rate determined by the Company. Repayment of loans is made by direct withholdings of a participant's salary for a period not to exceed five years (ten years for a residential loan). The minimum loan amount is $1,000 and a participant may borrow up to a maximum of 50% of the participant's vested account balance or $50,000, whichever is smaller. There is no minimum service requirement for a participant to be eligible for a loan.

     PLAN AMENDMENT AND TERMINATION
     The Company has the right to amend, suspend or terminate the Plan, but may not do so in a way which would divest a participant of accrued vested benefits. If the Plan is terminated, the Trustee will distribute the assets held in the trust, after payment of expenses, in such a manner as the Committee shall determine. The Company currently has no intention to terminate the Plan.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates. The following is a summary of significant accounting policies which are in conformity with generally accepted accounting principles consistently followed by the Plan in the preparation of its financial statements.

     BASIS OF ACCOUNTING
     The financial statements of the Plan are prepared on the accrual basis of accounting.

     INVESTMENTS
     Plan investments are stated at fair value. The Company stock is valued at its quoted market price. Mutual fund investments are valued at net asset value representing the value of which shares of the fund may be purchased or redeemed. Loans to participants are stated at principal plus accrued interest, which approximates fair value.

     Purchases and sales of securities are recorded on a trade-date basis. Cost is determined on the average cost basis. Net appreciation or depreciation, which includes realized and unrealized gains or losses on investments, is reflected for the year in the statement of changes in assets available for plan benefits.

BIOGEN, INC.
BIOGEN SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     INCOME TAXES
     No provision for income taxes has been made in the financial statements as the Plan qualifies as a tax-exempt entity under Section 401 of the Internal Revenue Code ("Code"). The Plan has received a favorable determination letter dated June 5, 1996 from the Internal Revenue Service. The Plan has since been amended and a new letter has not been requested. Management has asserted the Plan, as amended, and its operations have been and continue to be in accordance with all applicable provisions of the Code and the Employee Retirement Income Security Act of 1974 ("ERISA").


3.   LOANS TO PARTICIPANTS

     At December 31, 1997 and 1996, the Plan had loans receivable from participants aggregating $707,329 and $474,929, respectively. Interest rates on the loans range from 7.0% to 11.0% annually. The loans are secured by the participant's interest in the Plan.

Biogen, Inc.
Biogen Savings Plan

                            Supplemental Schedule I

                Assets Held for Investment (Item 27a, Form 5500)
                               December 31, 1997

 NUMBER OF                                                                                              CURRENT
SHARES/UNITS                                                                        COST                 VALUE

   116,498     Fidelity Intermediate Bond Fund                                  $ 1,183,928          $ 1,184,786
   236,897     Fidelity Puritan Fund                                              4,015,887            4,591,063
    14,325     Fidelity Value Fund                                                  798,388              774,097
    72,083     Fidelity Magellan Fund                                             5,644,112            6,867,334
 1,525,381     Fidelity Retirement Government Money Market Fund                   1,525,381            1,525,381
   132,762     Fidelity Growth Company Fund                                       4,816,266            5,751,258
    23,147     Fidelity International Growth Income Fund                            451,336              455,993
    35,878     Fidelity Asset Manager Fund                                          611,005              663,018
    48,000     Fidelity U.S. Equity Index Fund                                    1,329,321            1,679,043
    18,271     Fidelity US Bond Index Fund                                          193,749              197,146
     4,438     Fidelity Low Priced Stock Fund                                       111,067              111,518
     1,091     USAA International Fund                                               21,814               20,983
     4,514     Janus Worldwide Fund                                                 180,360              170,532
                                                                                -----------          -----------

                  Total mutual funds                                             20,882,614           23,992,152
                                                                                -----------          -----------

    95,849     Biogen, Inc. common stock                                          1,988,270            3,486,508
    77,153     Interest bearing cash                                                 77,153               77,153
                                                                                -----------          -----------

                  Total Biogen, Inc. stock fund                                   2,065,423            3,563,661

               Loans to participants                                                707,329              707,329
                                                                                -----------          -----------

               Total                                                            $23,655,366          $28,263,142
                                                                                ===========          ===========

Biogen, Inc.
Biogen Savings Plan

                            Supplemental Schedule II

                 Transactions Involving Amounts in Excess of 5%
                of Current Value of Assets (Item 27d, Form 5500)
                          Year Ended December 31, 1997


                                                            NUMBER
                                                              OF             PURCHASE          SELLING       LEASE
PARTY INVOLVED            DESCRIPTION OF ASSET           TRANSACTIONS          PRICE            PRICE       RENTAL

Fidelity Management       Fidelity Puritan Fund               126            $1,353,273      $        -       $ -
  Trust Company                                                80                     -         500,277         -

Fidelity Management       Fidelity Magellan Fund              137             1,700,001               -         -
  Trust Company                                                95                     -       1,157,682         -

Fidelity Management       Fidelity Growth Company             125             1,831,721               -         -
  Trust Company                                                88                     -       1,061,353         -

Fidelity Management       Fidelity US Equity Index             93               911,703               -         -
  Trust Company                                                33                     -         280,609         -

Fidelity Management       Fidelity Retirement Governme         76               691,848               -         -
  Trust Company             Money Market Fund                  41                     -         411,157         -

Fidelity Management       Biogen, Inc. stock                   75               499,561               -         -
  Trust Company                                                53                     -       3,712,723         -

Fidelity Management       Biogen, Inc. stock fund               3             3,477,964               -         -
  Trust Company

                                                                                            CURRENT
                                                                                            VALUE ON
                                                            EXPENSE         HISTORICAL     TRANSACTION
PARTY INVOLVED            DESCRIPTION OF ASSET             INCURRED            COST           DATE         GAIN (LOSS)

Fidelity Management       Fidelity Puritan Fund               $ -           $        -     $1,353,273       $      -
  Trust Company                                                 -              442,549        500,277         57,728

Fidelity Management       Fidelity Magellan Fund                -                    -      1,700,001              -
  Trust Company                                                 -              979,041      1,157,682        178,641

Fidelity Management       Fidelity Growth Company               -                    -      1,831,721              -
  Trust Company                                                 -              830,750      1,061,353        230,603

Fidelity Management       Fidelity US Equity Index              -                    -        911,703              -
  Trust Company                                                 -              236,510        280,609         44,099

Fidelity Management       Fidelity Retirement Governme                               -        691,848              -
  Trust Company             Money Market Fund                                  411,157        411,157              -

Fidelity Management       Biogen, Inc. stock                    -                    -        499,561              -
  Trust Company                                                              3,598,915      3,712,723        113,808

Fidelity Management       Biogen, Inc. stock fund               -                    -      3,477,964              -
  Trust Company



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